UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d)

of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): July 31, 2013

BMC SOFTWARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-16393	74-2126120
(Commission File Number)	(IRS Employer Identification No.)

2101 CityWest Blvd Houston, Texas	77042-2827
(Address of Principal Executive Offices)	(Zip Code)

(713) 918-8800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2013, BMC Software, Inc., a Delaware corporation (the “Company”), and Wells Fargo Bank, N.A. (the “Trustee”), as trustee, entered into (i) the third supplemental indenture relating to the Company’s 4.25% Notes due 2022 (the “Third Supplemental Indenture”) to the indenture, dated as of February 13, 2012 (as amended, the “Base Indenture” and, together with the Third Supplemental Indenture, the “4.25% Indenture”) and (ii) the fourth supplemental indenture relating to the Company’s 4.50% Notes due 2022 to the Base Indenture (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “4.50% Indenture” and, together with the 4.25% Indenture, the “Indentures”).

The Third Supplemental Indenture and the Fourth Supplemental Indenture (together, the “Supplemental Indentures”) were entered into in connection with the Company’s previously announced solicitations of consents (the “Solicitations”) from the holders of the notes, which the Company commenced on July 18, 2013.

The Supplemental Indentures amend the Indentures in connection with the Agreement and Plan of Merger, dated as of May 6, 2013, by and among the Company, Boxer Parent Company Inc., a Delaware corporation (“Parent”) and Boxer Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), as amended from time to time (the “Acquisition Agreement”), pursuant to which Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation (such transaction, the “Acquisition”).

The Supplemental Indentures amend the definition of “Change of Control” in the Indentures so that the Acquisition does not constitute a “Change of Control” or result in a “Change of Control Triggering Event” under the Indentures and make certain other related changes to the Indentures (collectively, the “Amendments”). The Supplemental Indentures were executed on July 31, 2013, but the Amendments will not become operative unless and until certain conditions have been satisfied or waived.

The foregoing description does not purport to be a complete statement of the terms of the Third Supplemental Indenture and the Fourth Supplemental Indenture and is qualified in its entirety by reference to such agreements, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure under Item 1.01 of this report is also responsive to Item 3.03 of this report and is incorporated herein by reference.

Item 8.01 Other Events.

On August 2, 2013, BMC Software, Inc. issued a press release announcing that, in connection with the Solicitations, it had received the requisite consents to approve the Supplemental Indentures and the Supplemental Indentures were executed by the Company and the Trustee. The Solicitations expired at 5:00 p.m., New York City time, on Wednesday July 31, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated July 31, 2013, by BMC Software, Inc. and Wells Fargo Bank, N.A. as trustee

4.2	Fourth Supplemental Indenture, dated July 31, 2013, by BMC Software, Inc. and Wells Fargo Bank, N.A. as trustee

99.1	Press Release, dated August 2, 2013

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed Acquisition and all other statements in this report, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed Acquisition because of a number of factors, including (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Acquisition Agreement, (2) the failure to satisfy the closing conditions, (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the Acquisition Agreement, (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the Acquisition and (5) the effect of the announcement of the Acquisition on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s 2013 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMC SOFTWARE, INC

By:	/s/ Christopher C. Chaffin
Christopher C. Chaffin
Vice President, Deputy General Counsel & Asst. Secretary

August 2, 2013

Exhibit Index

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated July 31, 2013, by BMC Software, Inc. and Wells Fargo Bank, N.A. as trustee

4.2	Fourth Supplemental Indenture, dated July 31, 2013, by BMC Software, Inc. and Wells Fargo Bank, N.A. as trustee

99.1	Press Release, dated August 2, 2013